LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
 Know all by these presents, that the undersigned hereby constitutes and appoints each of
James H. Graass, Scott M. Wilson and Matt Newby, or any of them signing singly, and with full power of
substitution, the undersigned's true and lawful attorney-in-fact to:
 (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an
officer and/or director of Eagle Materials Inc., a Delaware corporation (the
"Company"), (a) Forms 3, 4,
and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
and (b) Form 144;
 (2) do and perform any and all acts for and on behalf of the undersigned which may be
necessary or desirable to complete and execute any such Form 3, 4 or 5, or Form
144, complete and
execute any amendment or amendments thereto, and timely file such form with the
SEC and any stock
exchange or similar authority; and
 (3) take any other action of any type whatsoever in connection with the foregoing which,
in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by,
the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such
terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise
of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned
might or could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully
do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein
granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity
at the request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.
 This Limited Power of Attorney supersedes any Section 16 power of attorney previously granted
by the undersigned with respect to the undersigned's holdings of and transactions in securities issued by
the Company and shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4, and 5 and Form 144 with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered
to the foregoing attorneys-in-fact.
 IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be
executed as of this 8th day of June, 2020.

         /s/ Steven L. Wentzel
     Steven L. Wentzel

L:\SEC\Power of Attorney\Section 16 POA (2020) - Wentzel.docx